  As filed with the Securities and Exchange Commission on July 6, 1995.
                                                            Registration No. 33-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                _______________

                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                _______________

                             TIDE WEST OIL COMPANY
              (Exact name of issuer as specified in its charter)

            DELAWARE                                84-0846048
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
    incorporation or organization)

                        6666 SOUTH SHERIDAN, SUITE 250
                          TULSA, OKLAHOMA 74133-1750
                                (918) 488-8962

                (Address, including zip code, telephone number,
       including area code, of registrant's principal executive offices)
                                PHILIP B. SMITH
                                   PRESIDENT
                        6666 SOUTH SHERIDAN, SUITE 250
                          TULSA, OKLAHOMA 74133-1750
                                (918) 488-8962

 (Name, address, including zip code, telephone number, including area code, of agent for service)
                                   COPY TO:
                             ROBERT A. CURRY, ESQ.
                               Conner & Winters,
                          A Professional Corporation
                            2400 First Place Tower
                              15 East 5th Street
                          Tulsa, Oklahoma 74103-4391

                                ________________
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective.
                                _______________

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                                _______________
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                  PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
           TITLE OF EACH CLASS OF                                  OFFERING PRICE               AGGREGATE            REGISTRATION
         SECURITIES TO BE REGISTERED            AMOUNT TO BE         PER SHARE(*)            OFFERING PRICE(*)           FEE
                                                 REGISTERED
- ------------------------------------------------------------------------------------------------------------------------------------

  Common Stock ($.01 par value)  . .               149,538           $11.25                   $1,682,302.50         $580.10
                                                   shares
====================================================================================================================================

(*) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED JULY 6, 1995


                                149,538 SHARES

                             TIDE WEST OIL COMPANY

                                 COMMON STOCK


     Up to 149,538 presently outstanding shares of Common Stock of Tide West Oil Company, a Delaware corporation (the "Company"), may be offered for sale from time to time by certain stockholders of the Company (the "Selling
Stockholders"). See "Selling Stockholders." The Company will not receive any of the proceeds from the sale of shares in this offering.

     Sales of shares by the Selling Stockholders may be effected from time to time in one or more transactions, including block trades, in negotiated transactions or in a combination of any such methods of sale. The selling price of the shares may be at the market price prevailing at the time of sale, at a price related to such prevailing market price or at a negotiated price. The Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Plan of Distribution." The Company has agreed to indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act.

     The Company's Common Stock is traded in the over-the-counter market and is quoted on The Nasdaq Stock Market under the trading symbol "TIDE." On July 3, 1995, the last sale price of the Common Stock as quoted by Nasdaq was $11.50 per share.

                              __________________


     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              ___________________


           THE DATE OF THIS PROSPECTUS IS ___________________, 1995.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained (at prescribed rates) from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered by this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is made. Any interested party may inspect the Registration Statement, and the exhibits and schedules thereto, without charge, at the public reference facilities of the Commission, and may obtain copies of all or any portion of the Registration Statement from the Commission upon payment of the prescribed fees.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-10727), are incorporated in this Prospectus by reference and shall be deemed to be a part hereof:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and

     (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A, dated October 25, 1982, as amended by Amendment No. 1 thereto dated December 15, 1993, and including any amendment or report filed for the purpose of updating such description of the Company's Common Stock.

     All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in this Prospectus, in a supplement to this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed supplement to this Prospectus or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Written or telephone requests for such copies should be directed to Secretary, Tide West Oil Company, 6666 South Sheridan, Suite 250, Tulsa, Oklahoma 74133-1750, telephone number (918) 488-8962.

                                  THE COMPANY

     The Company, a Delaware corporation, is an independent oil and gas company focused on the acquisition and enhancement of producing oil and gas properties. The Company seeks to increase its reserves, cash flows and profitability by acquiring, operating and enhancing producing oil and gas properties and by maintaining a low operating cost structure. The Company seeks to purchase properties which will be operated by the Company, which properties have sufficient production history to allow the Company to more accurately predict future performance, and which the Company may be able to enhance by implementing operational improvements. During the period from October 1989 through December 31, 1994, the Company completed 47 acquisitions of producing oil and gas properties which added substantially to the Company's proved oil and gas reserves. At December 31, 1994, the Company's estimated net proved reserves totaled 3.3 million barrels of oil and 180 billion cubic feet of gas.

      The Company's principal office is located at 6666 South Sheridan, Suite 250, Tulsa, Oklahoma 74133-1750, and its telephone number is (918) 488-8962.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of shares of Common Stock in this offering.


                             SELLING STOCKHOLDERS

     The following table sets forth certain information, as of the date of this Prospectus, with respect to the Selling Stockholders. If all of the shares offered pursuant to this Prospectus are sold, neither of the Selling Stockholders will beneficially own any shares of the Company's Common Stock. Any or all of the shares offered hereby may be offered for sale by any of the Selling Stockholders from time to time. Unless otherwise noted, each Selling Stockholder has sole voting and investment power with respect to such shares.

                                                       Beneficial               Number of
                                                       Ownership                  Shares
                                                        Prior to                Which May
                                                        Offering                 Be Sold
                                              ----------------------------
                                                                 Percent        Pursuant to
           Selling Stockholder                   Shares          of Class     This Prospectus
           -------------------                ------------    --------------  ---------------

Theresa Killgore...........................     133,089          1.34%             133,089
Larry O. Williams..........................      16,449             *               16,449

________________
*  Less than 1%.


     On April 10, 1995, the Company acquired Killgore Investments, Inc., an Oklahoma corporation ("KI") engaged in oil and gas exploration and development,
pursuant to a merger of KI with and into the Company (the "Merger").   In
connection with the Merger, the Company and each of the Selling Stockholders executed a Registration Rights Agreement dated April 10, 1995 (the "Registration Rights Agreement"), pursuant to which the Company agreed to prepare and file a "shelf" registration statement on an appropriate form pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission with respect to the shares (the "Merger Shares") acquired by the Selling Stockholders (together with any subsequent "shelf" registration statement filed pursuant thereto, the "Shelf Registration") and to keep the Shelf Registration continuously effective for a period of two years from the date it becomes effective or, if earlier, until all the shares are (i) sold in accordance with the

Shelf Registration or (ii) in the opinion of counsel to the Company, registration of the Merger Shares is (A) no longer required under the Securities Act, and (B) the holder(s) may sell all remaining Merger Shares in the open market without limitation as to volume and without being required to file any forms or reports with the Commission under the Securities Act or regulations thereunder. This Prospectus constitutes a part of the Shelf Registration filed by the Company in accordance with the Registration Rights Agreement. The Company is responsible for and will bear the costs and expenses of preparing and maintaining the Shelf Registration.


                             PLAN OF DISTRIBUTION

     Shares of the Company's Common Stock may be sold pursuant to this Prospectus from time to time by the Selling Stockholders, or by pledgees, donees, transferees or other successors in interest of either of the Selling Stockholders. Such sales may be made in the over-the-counter market or on one or more exchanges, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; and (iii) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any shares which qualify for sale under Rule 144 or Rule 144A under the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this Prospectus.


                                 LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Conner & Winters, A Professional Corporation, Tulsa, Oklahoma. Robert A. Curry, a shareholder and director of such firm, is a director of the Company.


                                    EXPERTS

     The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes two emphasis of matter paragraphs describing the accounting for the 1992 business combination of Draco Gas Partners, L.P. and Tide West Oil Company and the 1993 adoption of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which are discussed in the notes to such consolidated financial statements), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     To the extent Deloitte & Touche LLP audits and reports upon the consolidated financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference herein in reliance upon their reports and said authority.

=====================================     ======================================










     NO PERSON HAS BEEN AUTHORIZED TO                 149,538 SHARES
GIVE ANY INFORMATION OR MAKE ANY
REPRESENTATIONS IN CONNECTION WITH
THIS OFFERING OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS AND, IF
GIVEN OR MADE, SUCH OTHER INFORMATION
AND REPRESENTATIONS MUST NOT BE
RELIED UPON AS HAVING BEEN
AUTHORIZED. THIS PROSPECTUS DOES NOT
CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY ANY
SECURITIES OTHER THAN THE REGISTERED              TIDE WEST OIL COMPANY
SECURITIES TO WHICH IT RELATES OR ANY
OFFER TO SELL OR THE SOLICITATION OF
AN OFFER TO BUY SUCH SECURITIES IN
ANY CIRCUMSTANCES IN WHICH SUCH OFFER
OR SOLICITATION IS UNLAWFUL. NEITHER                   COMMON STOCK
THE DELIVERY OF THIS PROSPECTUS NOR
ANY SALE MADE HEREUNDER SHALL, UNDER
ANY CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF THE COMPANY
SINCE THE DATE HEREOF OR THAT THE
INFORMATION CONTAINED HEREIN IS
CORRECT AS OF ANY TIME SUBSEQUENT TO
ITS DATE.

          _______________


         TABLE OF CONTENTS

                                                    ___________________
                                 Page               P R O S P E C T U S
                                 ----               ___________________
Available Information............  2
Incorporation of Certain
 Documents by Reference..........  2
The Company......................  3
Use of Proceeds..................  3
Selling Stockholders.............  3
Plan of Distribution.............  4
Legal Matters....................  4
Experts..........................  4

                                                           , 1995




=====================================     ======================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        All amounts, except SEC registration fees, are estimates.

    SEC registration fee ..................    $   580.10
    Printing and copying expenses .........      1,000.00
    Legal fees and expenses ...............     10,000.00
    Accounting fees and expenses ..........      3,000.00
    Miscellaneous .........................      1,000.00
          Total ...........................    $15,580.10
                                               ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in the view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper. The Certificate of Incorporation and By-laws of the Company provide that the Company shall indemnify an officer or director against liabilities incurred by such person as authorized under the General Corporation Law of the State of Delaware. In addition, the Company has entered into specific agreements with the directors and officers of the Company providing for indemnification of such persons under certain circumstances. The Company's Certificate of Incorporation also eliminates, subject to certain limitations, the liability of the Company's directors for monetary damages for breach of their fiduciary duty as directors.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        (a)    Exhibits*:


               4.1****  Certificate of Incorporation of the Registrant.

               4.2*** Amendment to Certificate of Incorporation of the Registrant.

               4.3***** Restated By-laws of the Registrant.

               4.4***** Form of stock certificate for the Registrant's Common
                        Stock, par value $.01 per share.

               5**      Opinion of Conner & Winters, A Professional Corporation.

               23.1**   Consent of Deloitte & Touche LLP.

               23.2** Consent of Conner & Winters, A Professional Corporation (included in Exhibit 5).

               24**     Power of Attorney (included in this Part II).

____________
*       Exhibits excluded are not applicable.
**      Filed herewith.
*** Incorporated by reference to the Registrant's Registration Statement on Form S-3 (SEC File No. 33-57868).
**** Incorporated by reference to the Registrant's Current Report on Form 8-K dated November 20, 1992.
***** Incorporated by reference to the Registrant's Registration Statement on Form S-1 (SEC File No. 33-57058).


ITEM 17.  UNDERTAKINGS.

        1. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        2. Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        3.     The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Corporation pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and State of Oklahoma on the 5th day of July, 1995.

                                          TIDE WEST OIL COMPANY

                                By:  /s/ Philip B. Smith
                                   ---------------------------------------------
                                         Philip B. Smith
                                         President

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Philip B. Smith and Robert H. Mase, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                            Title                              Date
         ---------                            -----                              ----

  /s/ Philip B. Smith                Director and President
- ---------------------------                                                  July 5, 1995
      Philip B. Smith            (Principal Executive Officer)

  /s/ Robert H. Mase                   Director and Vice
- ---------------------------                                                  July 5, 1995
      Robert H. Mase                       President

  /s/ Douglas J. Flint              Director, Vice President
- ---------------------------                                                  July 5, 1995
      Douglas J. Flint                   and Secretary

                                            Director
___________________________                                                  July 5, 1995
      R. Gamble Baldwin

  /s/ David R. Albin                        Director
- ---------------------------                                                  July 5, 1995
      David R. Albin

  /s/ Kenneth A. Hersh                      Director
- ---------------------------                                                  July 5, 1995
      Kenneth A. Hersh

  /s/ Robert A. Curry                       Director
- ---------------------------                                                  July 5, 1995
      Robert A. Curry

  /s/ Peggy E. Gwartney             Chief Financial Officer,
- ---------------------------                                                  July 5, 1995
      Peggy E. Gwartney             Controller and Treasurer
                                (Principal Financial Officer and
                                  Principal Accounting Officer)

                               INDEX TO EXHIBITS

                                                                                     Sequentially
Exhibit                                                                                Numbered
Number                                       Description                                 Page
- ------                                   ---------------------                       ------------

4.1***      Certificate of Incorporation of the Registrant.

4.2**       Amendment to Certificate of Incorporation of the Registrant.

4.3****     Restated By-laws of the Registrant.

4.4****     Form of stock certificate for the Registrant's Common Stock, par value $.01 per share.

5*          Opinion of Conner & Winters, A Professional Corporation.

23.1*       Consent of Deloitte & Touche LLP.

23.2*       Consent of Conner & Winters, A Professional Corporation (included in
            Exhibit 5).

24*         Power of Attorney (included in this Part II).

______________
*       Filed herewith.
** Incorporated by reference to the Registrant's Registration Statement on Form S-3 (SEC File No.33-57868).
*** Incorporated by reference to the Registrant's Current Report on Form 8-K dated November 20, 1992.
**** Incorporated by reference to the Registrant's Registration Statement on Form S-1 (SEC File No. 33-57058).